UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: June 15, 2012

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On June 15, 2012, NextEra Energy Capital Holdings, Inc., a wholly-owned subsidiary of NextEra Energy, Inc. (NEE), sold $350 million principal amount of its Series H Junior Subordinated Debentures due June 15, 2072 (Debentures).  The Debentures will bear interest at 5.625% per year, payable quarterly.  The Debentures are unconditionally and irrevocably guaranteed on a subordinated basis by NEE.  The Debentures were sold pursuant to a Prospectus Supplement dated June 12, 2012 to a Prospectus dated August 3, 2009 and pursuant to Registration Statement Nos. 333-160987, 333-160987-01, 333-160987-02, 333-160987-03, 333-160987-04, 333-160987-05, 333-160987-06, 333‑160987-07 and 333-160987-08.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the Debentures.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed pursuant to Item 8.01 herein.

Exhibit Number	Description
4	Officer's Certificate of NextEra Energy Capital Holdings, Inc. and NextEra Energy, Inc., dated June 15, 2012, creating the Series H Junior Subordinated Debentures due June 15, 2072
5(a)
Opinion and Consent, dated June 15, 2012, of Squire Sanders (US) LLP, counsel to NextEra Energy, Inc. and NextEra Energy Capital Holdings, Inc., with respect to the Series H Junior Subordinated Debentures due June 15, 2072

5(b) and 8
Opinion and Consent, dated June 15, 2012, of Morgan, Lewis & Bockius LLP, counsel to NextEra Energy, Inc. and NextEra Energy Capital Holdings, Inc., with respect to the Series H Junior Subordinated Debentures due June 15, 2072

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTERA ENERGY, INC.
(Registrant)

Date:  June 15, 2012

CHRIS N. FROGGATT
Chris N. Froggatt Vice President, Controller and Chief Accounting Officer

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